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                                                                    EXHIBIT 99.3

                                    CONSENT


        The undersigned hereby consents to his nomination to serve as a Director of JDS Uniphase Corporation, a Delaware corporation ("JDS Uniphase"), following the merger between JDS Uniphase and E-TEK Dynamics, Inc., and to all references to him, that is included or made a part of the Registration Statement on Form S-4 (File No. 333-30240) filed with the Securities and Exchange Commission, and any amendment thereto.


Dated as of May 18, 2000.


                                                    /s/ MICHAEL J. FITZPATRICK
                                                    ----------------------------
                                                    Michael J. Fitzpatrick